First China Pharmaceutical Group, Inc.

Pro-Forma Consolidated Financial Statements

First China Pharmaceutical Group, Inc.

INTRODUCTION AND BASIS OF PRESENTATION
FOR PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma consolidated financial statements give effect to the acquisition of First China Pharmaceutical Group Limited (“Target”) by First China Pharmaceutical Group, Inc. (“FCPG”).

Pursuant to a Share Exchange Agreement dated August 23, 2010, FCPG, a public corporation incorporated in Nevada on July 31, 2007, acquired 100% of the issued and outstanding shares of Target, a private company formed in Hong Kong on April 29, 2010, in exchange for 15,000,000 shares of common stock of FCPG, representing 25% of its total issued and outstanding shares at the time.

 The share exchange transaction between Target and FCPG is considered an acquisition and was accounted for as such with FCPG being treated as the accounting and legal parent and Target being treated as the accounting and legal subsidiary. This means the consolidated results of operations of FCPG going forward will include those of FCPG for the period from its inception on July 31, 2007 and those of Target since the date of the acquisition, September 15, 2010.

The following pro forma consolidated balance sheet includes the balance sheets of FCPG and Target as of June 30, 2010, as if the acquisition of Target occurred on that date.

The pro forma consolidated balance sheet and statement of operations should be read in conjunction with the separate historical audited financial statements for FCPG and unaudited combined financial statements for Target,  as follows:

(i)	for FCPG, audited financial statements for the years ended March 31, 2010 and 2009, as filed in FCPG’s annual report on Form 10-K on May 10, 2010;

(ii)
for Target, unaudited combined balance sheets of Target and Kun Ming Xin Yuan Tang Pharmacies Co., Ltd. as of June 30, 2010 and December 31, 2009 and the unaudited combined statements of income and comprehensive income, and cash flows for the six months ended June 30, 2010 and 2009, as filed as Exhibit 99.1(b) of this current report on Form 8-K.

The fiscal year ends of FCPG and Target are March 31 and December 31, respectively.  The pro forma balance sheet and earnings (loss) per share data of FCPG and Target are indicative of their consolidated financial position, had the acquisition occurred on June 30, 2010.

FIRST CHINA PHARMACEUTICAL GROUP, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET

	FCPG June 30, 2010	Target June 30, 2010		Pro-Forma Adjustments June 30, 2010	Pro-Forma Consolidated June 30, 2010
	(A)	(B)		(Note 2)
	$	$		$	$
ASSETS

CURRENT ASSETS
Cash and cash equivalents	27	19,414		-	19,441
Inventory	-	5,908,464		-	5,908,464
Prepaid expenses	17	-		-	17
	44	5,927,878		-	5,927,922

NON CURRENT ASSETS
Plant and equipment, net	-	3,497		-	3,497
Intangible assets, net	-	2,608		-	2,608
Goodwill	-	-		-
Goodwill impairment	-	-	(a)	8,509,298	8,509,298
	44	5,933,983		8,509,298	14,443,325

LIABILITIES

CURRENT LIABILITIES
Short-term borrowings	-	859,677		-	859,677
Other payable and accrued liabilities	10,250	10,480,234		-	10,490,484
Income tax payable	-	2,265,720		-	2,265,720
Due to related party	12,752	-		-	12,752
	23,002	13,605,631		-	13,628,633

STOCKHOLDERS' EQUITY

CAPITAL STOCK
Authorized – 200,000,000 common shares $0.001 par value;
60,000,000 issued and outstanding	45,000	1,285	(a)	15,000	60,000
				(1,285)
ADDITIONAL PAID IN CAPITAL	5,000	-	(a)	14,985,000	14,990,000

RETAINED EARNINGS (DEFICIT)	(72,958)	(7,707,758	) (a)	(6,454,592)	(14,235,308)
EFFECT OF FOREIGN TRANSLATION ADJUSTMENTS	-	34,825		(34,825)	-
	(22,958)	(7,671,648)		8,509,298	814,692
	44	5,933,983		8,509,298	14,443,325

The accompanying notes are an integral part of these pro forma financial statements

FIRST CHINA PHARMACEUTICAL GROUP, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	FCPG Three Months June 30, 2010	Target Six Months June 30, 2010	Pro-Forma Adjustments June 30, 2010	Pro Forma Six Months June 30, 2010
	$	$	$	$

Sales, net of tax	-	13,876,734	-	13,876,734
Cost of sales	-	11,442,368	-	11,442,368

Gross margin	-	2,434,366	-	2,434,366

Expenses and other items:
Selling expenses	-	8,859		8,859
Administrative expenses	4,347	78,251	-	82,598
Depreciation and amortization	-	1,196		1,196
Other operating expenses	-	91,962		91,962
Interest income	-	(5,083)	-	(5,083)
Interest expense	-	22,159	-	22,159

Total expenses and other items	4,347	197,344	-	201,691

Income before income taxes	(4,347)	2,237,022	-	2,232,675

Income tax	-	(244,981)	-	(244,981)

Net (Loss)/Income	(4,347)	1,992,041	-	1,987,694

Loss per Share – basic and diluted	-			0.033

Shares used in calculating basic and diluted loss per share	45,000,000	a	15,000,000	60,000,000

a – Refer to Note 2 (C) to the financial statements.

The accompanying notes are an integral part of these pro forma financial statements

FIRST CHINA PHARMACEUTICAL GROUP, INC.
PRO FORMA CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Share Exchange Transaction

On September 15, 2010, FCPG, a public shell company, entered into a share exchange agreement with Target, a private corporation, whereby 100% of the shares of Target were exchanged for 15,000,000 shares of FCPG common.  There was no change in beneficial ownership of FCPG as a result of the transaction and accordingly, the acquisition of Target by FCPG is considered a purchase and was accounted for as such.

The unaudited Pro Forma Combined Balance Sheet represents the consolidated financial position of FCPG as of June 30, 2010 and Target as of June 30, 2010.

The unaudited Pro Forma Consolidated Statements of Operations represents the combined results of operations of FCPG for the three months ended June 30, 2010 and Target for the six months ended June 30, 2010.

NOTE 2 - Pro Forma Adjustments

The pro forma adjustments to the consolidated balance sheet give effect to the acquisition of Target as if the transactions had occurred at the company’s respective balance sheet date of the most recent audit.

A.	Derived from the unaudited balance sheet of FCPG as of June 30, 2010.

B.	Derived from the unaudited balance sheet of Target as of June 30, 2010.

C.
Pro forma adjustment to issue 15,000,000 common shares of FCPG for 100% of outstanding shares of Target valued at $15,000,000 being the consideration given in the transaction valued at the market price on the date of the transaction being $1.00 per share. The market share price for FCPG on September 15, 2010 was $1.00 per share and the quoted market price is from OTCBB Market.

NOTE 3- Goodwill

Goodwill was initially recognized from the premium paid over the value of net asset of the FCPG HK (XYT) as at the acquisition date, September 15, 2010.

In accordance to the Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, or SFAS No. 142, it requires goodwill to be subsequently tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired.